2d Amended

                                  SCHEDULE 14A
                               Reg ss. 240.14a-101

                           Information Statement Pursuant to
                    Section 14(c) of the Securities Exchange
                                   Act of 1934



[X] Preliminary (amended again November 25, 1997)

                      Innovest Capital Sources Corporation,
                       formerly, Telco Communications, Inc.,
                      and formerly, Cody Capital Corporation,

                                Registrant's Name

Filed by Registrant [x]

Payment of fees []

1) Title of Class of Securities to which this transaction applies: Common Stock

2) Aggregate number of securities to which this transaction applies: 50,000,000 shares

3) Aggregate Value $134,410

4) Proposed maximum aggregate value $134,410

5) Total fees paid $100

[X] Fees paid previously with preliminary materials

                           DEFINITIVE PROXY MATERIALS

                      Innovest Capital Sources Corporation,
                       formerly, Telco Communications, Inc.,
                      and formerly, Cody Capital Corporation,

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             to be held ...... 1997

To the Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders, to beheld at 10:00 a.m., on .........., 1997, at 28202 Cabot Road, Suite 300,
Laguna Niguel CA 92677, for the following purposes:

     1. Consider and vote upon a proposal to Reverse Split the Common Stock of the Corporation 75 to 1; with the provision that no Shareholder owning 100 shares or more shall be reversed or reduced below 100 Shares;

     2. Consider the Post-Reverse Issuance of 5,000,000 shares in satisfaction of $134,410 of expenses incurred for legal and professional services to the company since emergence from Bankruptcy;

     3. Consider and vote upon a proposed Plan of Reorganization and Merger of this Corporation into Solar Energy, Ltd., a newly created private Delaware Corporation, which merger would change the name of the Corporation, move its place of incorporation from Colorado to Delaware and acquire assets;

     4. Elect two directors to the Board of Directors;

     5. Consider and vote on proposals to ratify certain reorganizational acts of Management, including the selection of Green & McElreath, 700 Louisiana, Suite 5200, Houston, TX 77002-2733, as the Independent Public Auditor for the Company for the fiscal year 1997;

     6. Act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on November 17, 1997, as the record date for determining those stockholders who will be entitled to vote at the meeting. The stock transfer books will be closed between the record date and the date of the meeting.

     Representation of at least a majority of all outstanding shares of Common Stock of this Company is required to constitute a quorum. Accordingly, it is important that your stock be represented at the meeting.

     Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. Your proxy may be revoked at any time prior to the time it is voted.

                                             BY ORDER OF THE BOARD OF DIRECTORS
Dated: NOVEMBER 18, 1997
                                                              KARL E. RODRIGUEZ

                                                                      Secretary

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                          to be held ___________, 1997

     These proxy materials are furnished in connection with the solicitation of proxies by the management of Innovest Capital Sources Corporation, formerly, Telco Communications, Inc., and formerly, Cody Capital Corporation, to be held at 10:00 a.m., on _____________ 1997, at 28202 Cabot Road, Suite 300, Laguna
Niguel CA 92677.


                             PURPOSES OF THE MEETING

     The Meeting is called by the Management to consider and vote upon the following specific Proposals and to transact such other business as may come before the Meeting or any postponement or adjournment thereof.

     1. Consider and vote upon a proposal to Reverse Split the Common Stock of the Corporation 75 to 1; with the provision that no Shareholder owning 100 shares or more shall be reversed or reduced below 100 Shares;

     2. Consider the Post-Reverse Issuance of 5,000,000 shares in satisfaction of $134,410 of expenses incurred for legal and professional services to the company since emergence from Bankruptcy;

     3. Consider and vote upon a proposed Plan of Reorganization and Merger of this Corporation into Solar Energy, Ltd., a newly created private Delaware Corporation, which merger would change the name of the Corporation, move its place of incorporation from Colorado to Delaware and acquire assets;

     4. Elect two directors to the Board of Directors;

     5. Consider and vote on proposals to ratify certain reorganizational acts of Management, including the selection of Green & McElreath, 700 Louisiana, Suite 5200, Houston, TX 77002-2733, as the Independent Public Auditor for the Company for the fiscal year 1997;

     6. Act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


     Each of the foregoing proposals is described and discussed in the following pages and sections of this Proxy Statement.

                                  ANNUAL REPORT

     All shareholders are furnished a copy of the Issuer's Annual Report on Form 10-KSB, the contents of which are incorporated herein by this referenced as though fully set forth herein.

                                    THE PROXY

     The enclosed Proxy, even though executed and returned, may be revoked at any time before being voted, by written notice, mailed or delivered to the Company, or by a request for return of the Proxy at the Meeting. Proxies shall be voted in accordance with the directions of the shareholders, for, against or abstaining, as to the proposals listed in the Notice of the Meeting. The proxy must be received by the Company prior to the Meeting to be effective.

                                VOTING SECURITIES

     The Company presently has only one class of voting equity stock outstanding. This is the Company's Common Voting Stock of no par value of which 50,000,000 shares are authorized, issued and outstanding on the date hereof and at the closing date on the Record Date. Each outstanding share is entitled to one vote. Only shareholders of record on the close of business the Record Date are entitled to notice and to vote at the Meeting. The presence at the Meeting in person or by Proxy of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business. In the absence of contrary instructions, shares represented by Proxy will be voted FOR the election of directors as described hereinafter (see ELECTION OF DIRECTORS) and FOR approval for the proposal to amend the Company's Articles of Incorporation and FOR the ratification of the selection of Auditor.

     The close of business on November 17, 1997, was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. Shares of Common Stock outstanding on the record date are entitled to vote at the Meeting and the holders of record thereof will have one vote for each share so held on the matters to be voted upon by the stockholders.

                              PRINCIPAL SHAREHOLDER

     The Principal Shareholder of this Corporation is MILLER L. MAYS III, President/Director, 4 Normandy Drive, Kenner LA 70065. Mr Mays owns 47,069,724, or 94.14% of the Common Stock of this Corporation.


                                 PROPOSAL No. 1

               CONSIDER AND VOTE UPON A PROPOSAL TO REVERSE SPLIT THE COMMON STOCK OF THE CORPORATION 75 TO 1; WITH THE PROVISION THAT NO SHAREHOLDER OWNING 100 SHARES OR MORE SHALL BE REVERSED OR REDUCED BELOW 100 SHARES;

     This Company Innovest Capital Sources Corporation, was incorporated in Colorado on December 9, 1987, as Cody Capital Corporation, later changing its name to Telco Communications, Inc. It was organized to seek out and complete a merger or acquisition of other companies or businesses. The Company completed a public offering in 1989 in which it raised a net, after offering expenses, of $96,631. An investment was made in Telco of Baton Rouge; however, the Issuer never realized any return from that investment. In 1994, the Issuer was forced to file for Chapter 11 Bankruptcy protection. On March 11, 1994, the Federal Bankruptcy Court for the Middle District of Louisiana appointed a Trustee for the Bankruptcy Estate of the Registrant, the Court having converted the case from Chapter 11 to Chapter 7 the preceding day. As a result of that action, the Trustee in Bankruptcy was placed in control of the affairs of the Company, replacing the Board of Directors previously serving.

     On March 26, 1996, upon motion of the Trustee, the Court ordered that the Corporation be sold to Mr. Miller L. Mays III, with no assets or liabilities attached thereto. The sale was made pursuant to a Bill of Sale perfected on April 12, 1996. Mr. Miller was duly appointed and assumed the office of President and Sole Director of the Issuer and appointed Karl E. Rodriguez to serve as Secretary, and. additional director. Reference is made to the Registrant's Current Report on Form 8-K erroneously dated March 11, 1994, but actually filed and reporting as of June 12, 1996, and exhibits thereto for documentation of the emergence from Bankruptcy and related matters. The Issuer emerged from

Bankruptcy with no assets, liabilities and subject to no claims or litigation, and carried an existing shareholder base of 2,655,726 shares and approximately 270 shareholders, and issued an additional 47,069,274 to persons believed to be affiliates of the Issuer. In connection with the emergence from Bankruptcy three former convertible debenture holders elected to convert their holdings to common stock, resulting in an additional 275,000 shares, bringing the post-emergence total, issued and outstanding, to the present 50,000,000 shares.

     As of the date of this Meeting, the Corporation continues to have no current business, and has had no operations since its emergence from Bankruptcy in 1996. During the period from April 1996 to the record date, Management has been engaged int the search for new business opportunities without material results. The Company has been seeking new business opportunities, including business combinations, associations, joint venture, merger and/or acquisition programs to achieve profitability for shareholders.

     This First Proposal is for a reverse split of the Company's common stock by which every seventy-five shares would become one share; provided that no shareholder owning 100 shares or more would be reduced below 100 shares. The reason for such a reverse is with a view to attracting a business acquisition in order to achieve some profitability to the company and value for shareholders. The Company presently is authorized to issue 50,000,000 shares and has 50,000,000 shares issued and outstanding. The result of the reverse is that the company's 50,000,000 shares issued would become 666,667 shares, so the additional shares would become available to purchase assets and business for stock, without the need of raising additional capital. While the reverse itself would result in no dilution of any shareholder's percentage ownership, other than possibly the principal shareholder, any acquisition for stock would result in dilution of present percentage ownership. Fractional shares would be rounded up to the nearest whole share and no shareholder would be reduced below 100 shares.

                                 PROPOSAL No. 2

               CONSIDER THE POST-REVERSE ISSUANCE OF 5,000,000 SHARES IN SATISFACTION OF $134,410 OF EXPENSES INCURRED FOR LEGAL AND PROFESSIONAL SERVICES TO THE COMPANY SINCE EMERGENCE FROM BANKRUPTCY;

     The Company has incurred legal, professional and consulting fees and expenses in the amount of $134,410.00 in connection with matters arising since emergence from Bankruptcy. The Company proposes to pay for these services with stock rather than cash. The stock proposed to be issued would be post-reverse. Accordingly, after the pre-reverse 50,000,000 shares would become 666,666.66 post-reverse, and if the 5,000,000 shares be approved and issued, the total issued and outstanding, post-reverse would then be 5,666,667 shares. These 5,000,000 new shares, if and when issued, would result in a change of control of the Company.

     Intrepid International, S. A. would become the new principal and controlling shareholder of the Company, if and when the proposed issuance to it might be made. It was incorporated in the Republic of Panama in 1984 to offer investment banking and financial services to natural resource companies, primarily those engaged in the production of oil and gas. Following the world wide collapse of oil prices in the mid-eighties, the Company broadened the focus of its range of support services to include a wider range of companies, with an emphasis on public companies and private companies, companies engaged in the transition from privately held to publicly held, and development stage companies, whether public or private, requiring professional business and corporate guidance. In August of 1997 the Company sought a United States Representative and entered into a relationship with a group of corporate and business specialists who, after contracting with the Company, incorporated as Intrepid

International, Ltd. ("Intrepid US") to provide the required representation and agency for the Company in North America and Europe. Intrepid US is incorporated in the State of Nevada.

     The officers and directors and shareholders of Intrepid International, S.A.(Panama) are comprised of three individuals; Laurencio Jaen O., Teodoro F. Franco L. and Leopoldo Kennion G. All three of these individuals are Panamanian citizens and each serves as an officer and a director of the Company.

     Laurencio Jaen O., an original incorporator who has served as President and Director of the Company since its inception in 1984, resides in Panama City, Republic of Panama. He is, and has been for the past twenty five years, Vice President of Indiasa Corporation ("Indiasa"), a Panamanian corporation, which, through one of its subsidiaries, Robmar International, is involved in the manufacture and distribution of chemical products in Argentina and Brazil and which, through its former subsidiary Indiasa Aviation Corporation, was, for eight years ending in 1981, engaged in aviation consulting, the leasing, purchase and sale of aircraft, and the operation of a cargo airline, primarily in Latin America. Mr. Jaen was a founder of PAISA, Panama's international airline, served as president of the Colon Free Zone (the world's largest free trade zone), and as Director of Panama's Social Security Administration. He has also served as the President of the Panamanian Chamber of Commerce, and as a member of the Board of Presidential Advisors of the Republic of Panama.

     Teodoro F. Franco L.,Secretary and a Director of the Company, has, for thirty years, been a specialist in maritime and aviation law. Mr. Franco is a partner in Franco and Franco, one of the most prestigious law firms in Panama with offices around the world. In addition to his law practice he has served as Panamanian Consul to Liverpool, England and for the past five years as Ambassador to Great Britain. The firm of Franco and Franco is regarded with the highest degree of integrity and professionalism in the business and political community in Panama with its partners and several of its associates holding or having held public office. Teodoro Franco's brother and partner, Dr. Juaquin F. Franco, Jr., has held many public offices over the past four decades, most recently as the Governor of Colon Province, the state containing the Atlantic entrance to the Panama Canal and the Colon Free Zone. His nephew and associate in the firm, Juaquin F. Franco, III, has served as the Minister of Commerce and is currently a member of the House of Representatives and a candidate for President of the Republic. The firm practices maritime, aviation and commercial law and currently is the legal firm for: IBERIA (the Spanish national airline), KLM (the Dutch national airline), VIASA (the Venezuelan national airline), Aeroflot (the Russian national airline) and various smaller Latin American national airlines as well as being the registered agents for thousands of ocean going ships around the world flying the Panamanian flag. Mr. Franco brings to the Company a wealth of international legal, commercial and diplomatic experience.

     Leopoldo Kennion G., Treasurer and a Director of the Company, is, and has for twenty years, been a Certified Public Accountant specializing in international accounting and is an associate in the law firm of Franco and Franco. Mr. Kennion practices maritime, aviation and commercial accounting serving the specialized needs of the transnational clients of Franco and Franco by providing an interface between them and their auditors.

     J. Dan Sifford, Jr., is the United States Managing Director for Intrepid International, S.A. (Panama). He is fluent in the Spanish Language. His biographical information is found below.

     The officers and directors of Intrepid International, Ltd. (Nevada) are comprised of two individuals; Kirt W. James, and J. DAN SIFFORD, JR.

     Kirt W. James, President and Director, has a lifelong background in marketing and sales. From 1972 to 1987, Mr. James was responsible for sales and business administrative matters for Glade

N. James Sales Co., Inc.; and from 1987 to 1990 Mr. James built retail markets for American International Medical Supply Co., a Public Company. In 1990 he formed and become President of HJS Financial Services, Inc., and is responsible for day to day business of the firm and consults Client's business and Product Development. During the past five years Mr. James has been involved in the valuation, sale and acquisition of numerous private businesses and planning for the entry of private corporations into the public market place for their securities.

     J. Dan Sifford, Jr., Executive Vice President, Secretary/Treasurer and Director, brings to the Company an extensive experience in Corporate management and familiarity with transnational business, particularly in Latin America. From 1970 to 1982, he was President and sole shareholder of Overseas Aviation Corporation, an all cargo airline, with operations throughout South America and Africa. He was founder, President and Chief Executive Officer of Airline of the Virgin Islands from 1982 until 1993. He served for many years as President of Indiasa Corporation which, through one of its subsidiaries, was involved in the manufacture and distribution of chemical products in Argentina and Brazil, and which, through another subsidiary, was for eight years engaged in aviation consulting, the leasing, purchase and sale of aircraft, and the operation of a cargo airline, primarily in Latin America. In recent years he has been engaged continuously in a wide variety of business activities, including the development of new business ventures.

                                 PROPOSAL No. 3

               CONSIDER AND VOTE UPON A PROPOSED PLAN OF REORGANIZATION AND MERGER OF THIS CORPORATION INTO Solar Energy, Ltd., A NEWLY CREATED PRIVATE DELAWARE CORPORATION, WHICH MERGER WOULD CHANGE THE NAME OF THE CORPORATION, MOVE ITS PLACE OF INCORPORATION FROM COLORADO TO DELAWARE, AND ACQUIRE ASSETS;

     This proposal is intended first to reorganize the corporation formally, changing its name and moving its place of incorporation from Colorado to Delaware, and second, to acquire certain potentially valuable business opportunities, assets and businesses for the resulting merged entity. This reorganization would occur, if approved by shareholders, following the 75 to 1 reverse split described in Proposal Number 1. Innovest Capital Sources Corporation, this Company, has entered into a Letter of Intent to enter into a Plan of Reorganization by which Innovest and Solar would merge, Solar would survive the Merger, the shareholders of Innovest would become the shareholders of Solar, share for share, and the situs of the merged entity shall remain in Delaware, having acquired the operational history of Innovest, and the corporate existence of Innovest shall continue in and through Solar, and only in and through Solar Energy Ltd. This letter of intent is a formal device between this Company and the Delaware Company created for the purpose of effecting the change of name and change of the place of incorporation. The Officers and Directors of this company would become the Officers and Directors of Solar Energy, Inc.

                                 PROPOSAL No. 4

                  ELECT TWO DIRECTORS TO THE BOARD OF DIRECTORS;

     Joel M. Dumaresq and Norman Wareham are the Initial Directors of Solar Energy, Ltd. Pursuant to the agreement to merge this Corporation with that Corporation, the management of this Corporation has nominated those two persons to serve as Directors of the Merged Entity until the next meeting of shareholders or until their successors be elected or duly appointed. These nominated new

Directors were suggested to the management of this company by Intrepid International, S.A., and if elected by shareholders would be the nominees of the new principal shareholder to continue in office until the next meeting of shareholders. The present Directors of this Corporation, identified below, are not standing for re-election. They were the Interim Directors of the Company following its emergence from Bankruptcy in April 1996, and have served without compensation during such interim period:

              Miller L. Mays III                          Karl E. Rodriguez
              PRESIDENT/DIRECTOR                    SECRETARY/TREASURER/DIRECTOR

     There has been no conflict or disagreement between or among either of the retiring Directors and the new principal shareholder as to any matter.

Joel S. Dumaresq, is CFO of Nifco Synergy, Inc. developing financial controls and systems for Expert Software Developer with operations in Canada, the United States and Mexico, and was instrumental in securing $27 million Class 12 Software financing for the company. Mr. Dumaresq was President of Westair Aviation, Inc., responsible for re-organizing and re-financing this air ambulance company. His experience with corporate finance, institutional equity sales and investment brokerage spans the past decade.

Norman Wareham has a comprehensive background in implementing information systems for public and private companies, with particular expertise in financial management and tax planning. He was president of Global Financial Corporation in the British West Indies, and has been a public accountant for 25 years, owning two accounting firms. Mr. Wareham is currently on the board of directors and is chief financial officer for several public companies, including the ZMAX Corporation, Cybernet Internet Services International, Inc. and Intercap Resource Management. He is also president of Wareham Management Ltd., a private company engaged in management consulting for public and private companies.


                                 PROPOSAL No. 5

                    CONSIDER AND VOTE ON PROPOSALS TO RATIFY
                    CERTAIN REORGANIZATIONAL ACTS OF
                    MANAGEMENT, INCLUDING THE SELECTION
                    OF Green & McElreath, 700 LOUISIANA,
                    SUITE 5200, HOUSTON, TX 77002-2733, AS THE
                    INDEPENDENT PUBLIC AUDITOR FOR THE
                    COMPANY FOR THE FISCAL YEAR 1997;


     This Proposal presents an opportunity for Management to disclose and explain to shareholders the action it has taken since emergence from Bankruptcy in April 1996, and allow the shareholders to approve, disapprove or otherwise comment upon them.

     1. On or about January 15, 1997, the Name of the Corporation was changed from Telco Communication, Inc. to Innovest Capital Sources Corporation.

     2. On or about August 20, 1997, the Board of Directors engaged Green & McElreath, 700 Louisiana, Suite 5200, Houston, TX 77002-2733, as the Independent Public Auditor for the Company for the fiscal year 1997.

     3. On or about August 21, 1997, the Board of Directors engaged Madison Stock Transfer, as the Certificate and Transfer Agency for this Corporation.

     4. On or about September 25, 1997, the Articles of Incorporation were amended to change the par value of the Common Stock from $0.001 per share to no par value. This change in par value results in no change of the total equity or capital of the corporation, and is technical only.

                          STOCK OWNERSHIP and DILUTION

     The following TABLE A sets forth the beneficial ownership of Common Stock owned by each of the officers and directors, individually and as a group, and each person known by the management of the Company to be or become the record owner of 5% or more of the outstanding Common Stock of whatever Series immediately following the close of business on the Record Date.


   ===================================================================================================-
                Name and Address of Beneficial Owner            Amount and               Percent
                                                                 Nature of               of Class
                                                                 Ownership
   ----------------------------------------------------------------------------------------------------

   MILLER  L. MAYS III         President/Director                  47,069,724             94.14
   4 Normandy Drive
   Kenner LA 70065
   ----------------------------------------------------------------------------------------------------
   KARL E. RODRIGUEZ        Secretary/Treasurer/Director                    0              0.00
   3131  Royal Street
   New Orleans LA 70117
   ====================================================================================================
   All Officers and Directors as a Group                           47,069,724             94.14
   ====================================================================================================
   ====================================================================================================
   Total Shares Issued and Outstanding                             50,000,000            100.00
   ====================================================================================================


     The following TABLE B sets forth an analysis of the present shareholder base of Innovest.


      ============================================================================================
                            Issued/when Issued                         Shares          Percent
      --------------------------------------------------------------------------------------------

      Founders shares (1987)                                          800,000            1.60
      --------------------------------------------------------------------------------------------
      "1933 Act" Public shares  (1989)                              1,855,726            3.71
      --------------------------------------------------------------------------------------------
      "Affiliate Control" shares MILLER  L. MAYS III (1996)        47,069,274           94.14
      (Issued pursuant to emergence from Bankruptcy)
      --------------------------------------------------------------------------------------------
      New Investment shares (1996) (Converted to stock by             275,000            0.55
      Bondholders upon emergence from Bankruptcy)
      ============================================================================================
      Present Shares Issued and Outstanding (270 Holders)          50,000,000          100.00
      ============================================================================================


      If approved by shareholders the 50,000,000 shares will be reversed, proportionally to 666,667 shares, and 5,000,000 additional shares would be issued for legal, professional and consultant's fees and expenses. If approved by shareholders, this corporation would merge share for share into and become Solar Energy, Ltd. The following TABLE C sets forth an analysis of the shareholder ownership Innovest which would result if each of the those proposals were approved by shareholders, and if the 5,000,000 new shares were issued.


   =====================================================================================================
               Name and Address of Beneficial Owner                Amount and           Percent
                                                                    Nature of           of Class
                                                                   Ownership
   -----------------------------------------------------------------------------------------------------

   JOEL M. DUMARESQ                                                         0              0.00
   1177 W. Hastings, Suite 18181
   Vancouver BC V6E 2K3
   -----------------------------------------------------------------------------------------------------
   NORMAN WAREHAM                                                           0              0.00
   1177 W. Hastings, Suite 18181
   Vancouver BC V6E 2K3
   ==============================================================================================-------
   All Officers and Directors as a Group                                    0              0.00
   =====================================================================================================
   -----------------------------------------------------------------------------------------------------
   Intrepid International, S.A.                                     5,000,000             88.23
   P. O. Box 8807
   Panama City 5
   Republic of Panama
   -----------------------------------------------------------------------------------------------------
   MILLER  L. MAYS III                                                627,596             11.08
   4 Normandy Drive
   Kenner LA 70065
   =====================================================================================================
   Total Shares Issued and Outstanding                              5,666,667             00.00
   =====================================================================================================


                              STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be considered at the 1997 Annual Meeting of Shareholders must by received by the close of business the day before the meeting. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                              COSTS OF SOLICITATION

      The entire cost of soliciting proxies will be borne by the Company. To assist in contacting stockholders whose stock is held in the names of brokers or other custodians, proxies may be solicited by directors, officers, or consultants by telephone, telegraph or facsimile.

                                   CONCLUSION

      It is important that proxies be returned promptly. Stockholders are requested to vote, sign, date and return the proxy in the enclosed self-addressed envelope. The Board of Directors recommends that the stockholders vote FOR each of the proposals and For the election of the Directors nominated by the Board in anticipation of the Merger. If the Merger be not approved, the Board of Directors shall have discretion as to the appropriate effectiveness of other Proposals if they be approved and the Merger not approved; except for the matters listed for ratification in Proposal 5.

                                  ANNUAL REPORT

      All shareholders are furnished a copy of the Issuer's Annual Report on Form 10-KSB, the contents of which are incorporated herein by this reference as though fully set forth herein. Special reference is directed to the Audited Financial Statements for the period ended December 31, 1996.

                      Innovest Capital Sources Corporation,
                      formerly, Telco Communications, Inc.,
                     and formerly, Cody Capital Corporation,

                                  PROXY BALLOT

                               to be voted at the

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           to be held .........., 1997

     This Proxy Ballot is furnished in connection with the solicitation of Proxies by the Board of Directors of the Company, to be voted at a Special Meeting of Shareholders (the "Meeting") to be held at the time and place, and for the purposes stated in the notice of ANNUAL MEETING OF SHAREHOLDERS furnished herewith.

     We will be pleased to vote your shares in accordance with your instructions, if you will sign this form and return it to us. If you do sign the form and return it without making any other marks, we will vote your shares in favor of all proposals and for the election of all nominated directors. You may mark each proposal specifically with your instructions if you wish.

     Should you wish to attend the meeting and vote in person, please check the box indicated. If you intend to attend by a representative, please fill in the name and address of the representative of your choice where indicated. Then, in any case, sign and return this form.

     To vote or give instructions mark or place your initials in the box to the right of your instruction.

Please Print the name or names of the person or persons voting:

================================================================================



================================================================================


================================================================================
I do wish to attend in person.
--------------------------------------------------------------------------------
I do not wish to attend in person.
================================================================================

================================================================================
I do wish to attend by a representative whose name and address is as follows:



--------------------------------------------------------------------------------
I do not wish to attend by a representative.
================================================================================

                                 PROPOSAL No. 1

     CONSIDER AND VOTE UPON A PROPOSAL TO REVERSE SPLIT THE COMMON STOCK OF THE CORPORATION 60 TO 1; WITH THE PROVISION THAT NO SHAREHOLDER OWNING 100 SHARES OR MORE SHALL BE REVERSED OR REDUCED BELOW 100 SHARES;

                                 ===================================================================================================
                                                 FOR                             AGAINST                           ABSTAIN
====================================================================================================================================
Proposal No. 1
====================================================================================================================================

                                 PROPOSAL No. 2

     CONSIDER THE POST-REVERSE ISSUANCE OF 5,000,000 SHARES IN SATISFACTION OF $134,410 OF EXPENSES INCURRED FOR LEGAL AND PROFESSIONAL SERVICES TO THE COMPANY SINCE EMERGENCE FROM BANKRUPTCY;

                                 ===================================================================================================
                                                 FOR                             AGAINST                           ABSTAIN
====================================================================================================================================
Proposal No. 2
====================================================================================================================================

                                 PROPOSAL No. 3

     CONSIDER AND VOTE UPON A PROPOSED PLAN OF REORGANIZATION AND MERGER OF THIS CORPORATION INTO Solar Energy, Ltd., A NEWLY CREATED PRIVATE DELAWARE CORPORATION, WHICH MERGER WOULD CHANGE THE NAME OF THE CORPORATION, MOVE ITS PLACE OF INCORPORATION FROM COLORADO TO DELAWARE, AND ACQUIRE ASSETS;

                                 ===================================================================================================
                                                 FOR                             AGAINST                           ABSTAIN
====================================================================================================================================
Proposal No. 3
====================================================================================================================================

                                 PROPOSAL No. 4

                 ELECT TWO DIRECTORS TO THE BOARD OF DIRECTORS;

for Director
Joel S. Dumaresq

                                 ===================================================================================================
                                                 FOR                             AGAINST                           ABSTAIN
====================================================================================================================================
Proposal No. 4a
====================================================================================================================================

for Director
Norman Wareham

                                 ===================================================================================================
                                                 FOR                             AGAINST                           ABSTAIN
====================================================================================================================================
Proposal No. 4b
====================================================================================================================================

                                 PROPOSAL No. 5

     CONSIDER AND VOTE ON PROPOSALS TO RATIFY CERTAIN REORGANIZATIONAL ACTS OF MANAGEMENT, INCLUDING THE SELECTION OF Green & McElreath, 700 LOUISIANA, SUITE 5200, HOUSTON, TX 77002- 2733, AS THE INDEPENDENT PUBLIC AUDITOR FOR THE COMPANY FOR THE FISCAL YEAR 1997;

                                 ===================================================================================================
                                                 FOR                             AGAINST                           ABSTAIN
====================================================================================================================================
Proposal No. 5
====================================================================================================================================


================================================================================
I do wish to vote as I have indicated by making marks on this form:


dated:


           Signed:
--------------------------------------------------------------------------------
I wish to give the following instructions with respect to the voting of my shares at the shareholders meeting:








dated:

           Signed:
================================================================================


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